EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT C:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT D:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of American Skandia Master Trust, Inc.

In planning and performing our audit of the financial statements of American Skandia Master Trust, Inc. (the "Company") for the year ended October 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 14, 2001




EXHIBIT B:
Item 77D

	Effective as of September 22, 2001, a sub-advisory changes took place for a Portfolio of the Registrant (the
ASMT Money Market Portfolio, which formerly was named the ASMT JPM Money Market Portfolio). In connection with the new sub-advisor assuming responsibility for the management of the Portfolio, a number of changes were made to the investment policies of the Portfolio.

	The current investment policies of the Registrant's portfolios are described in detail in Amendment No. 4 to the Registrant's Registration Statement filed on February 28, 2001 and the prospectus and Statement of Additional Information included as part of Post-Effective Amendment No. 18 to American Skandia Advisor Funds, Inc.'s ("ASAF") registration statement filed on December 10, 2000.




EXHIBIT C:
Item 77O

On May 8, 2001, the ASMT PIMCO Total Return Bond
Portfolio of the Registrant purchased 900,000 shares of Washington Mutual Bank corporate bonds from Merrill Lynch in an underwritten offering of $1,000,000,000 in which J.P. Morgan Securities, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $100.00 per share.

On August 8, 2001, the ASMT PIMCO Total Return Bond Portfolio of the Registrant purchased 3,000,000 shares of GMAC Commercial Mortgage Securities, Inc. mortgage pass-through certificates from Goldman Sachs in an underwritten offering of $563,000,000 in which Deutsche Bank Alex Brown, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $100.00 per share.

	At its October 5, 2001 and December 6, 2001 meetings, the Registrant's Board of Trustees made the determinations required by rule 10f-3 under the Investment Company Act of 1940 for the transactions listed above based on information with regard to compliance with rule 10f-3 and the Registrant's rule 10f-3 procedures that was provided to it by the Portfolios' Investment Manager, which in turn had been provided to the Investment Manager by each Portfolios' sub-advisor.




EXHIBIT D:
Item 77Q1

Attached hereto is the Investment Management Agreement between the Registrant and American Skandia Investment
Services, Incorporated with respect to the ASAF Money Market
Fund.

AMERICAN SKANDIA MASTER TRUST
INVESTMENT MANAGEMENT AGREEMENT


THIS AGREEMENT is made this 15th day of September, 2001 by and between American Skandia Master Trust, a Delaware business trust (the "Trust"), and American Skandia
Investment Services, Incorporated, a Connecticut corporation
(the "Investment Manager").

W I T N E S S E T H

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"), and the rules and regulations promulgated thereunder; and

WHEREAS, the Investment Manager is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Trust and the Investment Manager desire to enter into an agreement to provide for the management of the assets of the ASMT Wells Money Market Portfolio (the
"Portfolio") on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.	Management.  The Investment Manager shall act as
investment manager for the Portfolio and shall, in such capacity, manage the investment operations of the Portfolio, including the purchase, retention, disposition and lending of securities, subject at all times to the policies and control of the Board of Trustees of the Trust (the "Trustees"). The Investment Manager shall give the Portfolio the benefit of its best judgments, efforts and facilities in rendering its services as investment manager.

2.	Duties of Investment Manager.  In carrying out its
obligation under paragraph 1 hereof, the Investment Manager shall:

	(a)  supervise and manage all aspects of the
Portfolio's operations:

	(b) provide the Portfolio or obtain for it, and thereafter supervise, such executive, administrative, clerical and shareholder servicing services as are deemed advisable by the Trustees;

	(c) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Portfolio's shareholders, reports to and filings with the Securities and Exchange Commission, state Blue Sky authorities and other applicable regulatory authorities;

	(d) provide to the Trustees on a regular basis, written financial reports and analyses on the Portfolio's securities transactions and the operations of comparable investment companies;

	(e) determine what issuers and securities shall be represented in the Portfolio's portfolio and regularly report them in writing to the Trustees;

	(f) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report in writing thereon to the Trustees; and

	(g) take, on behalf of the Portfolio, all actions which appear to the Trust necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities.

3.	Broker-Dealer Relationships.  The Investment Manager is
responsible for decisions to buy and sell securities for the Portfolio, broker-dealer selection, and negotiation of the Portfolio's brokerage commission rates. The Investment
Manager shall determine the securities to be purchased or sold by the Portfolio pursuant to its determinations with or through such persons, brokers or dealers, in conformity with the policy with respect to brokerage as set forth in the Trust's Prospectus and Statement of Additional Information as in effect from time to time (together, the "Registration Statement"), or as the Trustees may determine from time to time. Generally, the Investment Manager's primary consideration in placing Portfolio securities transactions with broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price. The Investment Manager may consider sale of interests in the Portfolio in allocating Portfolio securities transactions, subject to the requirements of best net price available and most favorable execution.

	Consistent with this policy, the Investment Manager, in allocating Portfolio securities transactions, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Portfolio on a continuing basis. Subject to such policies and procedures as the Trustees may determine, the Investment Manager shall have discretion to effect investment transactions for the Portfolio through broker-dealers (including, to the extent permissible under applicable law, broker-dealers affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Investment Manager's overall responsibilities with respect to the Portfolio and other accounts as to which the Investment
Manager exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Investment Manager on behalf of the Portfolio to such broker-dealers shall be in such amounts and proportions as the Investment Manager shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Investment
Manager will report on such allocations to the Trustees regularly as requested by the Trustees, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

4.	Control by the Trustees.  Any investment program
undertaken by the Investment Manager pursuant to this Agreement, as well as any other activities undertaken by the Investment Manager on behalf of the Trust pursuant hereto, shall at all times be subject to any directives of the Trustees.

5.	Compliance with Applicable Requirements.  In carrying
out its obligations under this Agreement, the Investment
Manager shall at all times conform to:

	(a) all applicable provisions of the ICA and the Advisers Act and any rules and regulations adopted thereunder; and

	(b) the provisions of the Registration Statement, including the investment objectives, policies and restrictions, and permissible investments specified therein;
and

	(c) the provisions of the Agreement and Declaration of Trust of the Trust, as amended; and

	(d) the provisions of the By-laws of the Trust, as amended; and

	(e) any other applicable provisions of state and federal law.

6.	Expenses.  The expenses connected with the Trust shall
be allocable between the Trust and the Investment Manager as follows:

	(a) The Investment Manager shall furnish, at its expense and without cost to the Trust, the services of a President, Secretary, and one or more Vice Presidents of the Trust, to the extent that such additional officers may be required by the Trust for the proper conduct of its affairs.

	(b) The Investment Manager shall further maintain, at its expense and without cost to the Trust, a trading function in order to carry out its obligations under subparagraphs (e), (f) and (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

	(c) Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

(i) any of the costs (including applicable office space, facilities and equipment) of the services of a principal financial officer of the Trust whose normal duties consist of maintaining the financial accounts and books and records of the Trust, including the reviewing of calculations of net asset value and preparing tax returns; or

(ii) any of the costs (including applicable office space, facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

 	Notwithstanding the obligation of the Trust to bear the expense of the functions referred to in clauses (i) and (ii) of this subparagraph (c), the Investment Manager may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the principal financial officer and other personnel carrying out such functions, and the Trust shall reimburse the Investment Manager therefor upon proper accounting.

	(d) All of the ordinary business expenses incurred in the operations of the Trust and the offering of its shares shall be borne by the Trust unless specifically provided otherwise in this paragraph 6. These expenses include, but are not limited to: (i) brokerage commissions, legal, auditing, taxes or governmental fees; (ii) the cost of preparing share certificates; (iii) custodian, depository, transfer and shareholder service agent costs; (iv) expenses of issue, sale, redemption and repurchase of shares; (v) expenses of registering and qualifying shares for sale; (vi) insurance premiums on property or personnel (including officers and trustees if available) of the Trust which inure to the Trust's benefit; (vii) expenses relating to trustee and shareholder meetings; (viii) the cost of preparing and distributing reports and notices to shareholders; (ix) the fees and other expenses incurred by the Trust in connection with membership in investment company organizations; and (x) and the cost of printing copies of prospectuses and statements of additional information, as well as any supplements thereto, distributed to shareholders.

7.	Delegation of Responsibilities.  Upon the request of
the Trustees, the Investment Manager may perform services on behalf of the Trust which are not required by this Agreement. Such services will be performed on behalf of the Trust and the Investment Manager's cost in rendering such services may be billed monthly to the Trust, subject to examination by the Trust's independent accountants. Payment or assumption by the Investment Manager of any Trust expense that the Investment Manager is not required to pay or assume under this Agreement shall not relieve the Investment Manager of any of its obligations to the Trust nor obligate the Investment Manager to pay or assume any similar Trust expense on any subsequent occasion.

8.	Engagement of Sub-Advisers and Broker-Dealers.   The
Investment Manager may engage, subject to approval of the Trustees and where required, the shareholders of the Portfolio, a sub-adviser to provide advisory services in relation to the Portfolio. Under such sub-advisory agreement, the Investment Manager may delegate to the sub-adviser the duties outlined in subparagraphs (e), (f) and
(g) of paragraph 2 hereof.

9.	Compensation.  The Trust shall pay the Investment
Manager in full compensation for services rendered hereunder an annual investment advisory fee. The fee shall be payable monthly in arrears, based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

10.	Non-Exclusivity.  The services of the Investment
Manager to the Portfolio are not to be deemed to be exclusive, and the Investment Manager shall be free to render investment advisory and corporate administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Investment Manager may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers or directors of the Investment Manager to the extent permitted by law; and that the officers and directors of the Investment Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

11.	Term and Approval.  This Agreement shall become
effective on September 15, 2001 and by shall continue in
force and effect from year to year, provided that such
continuance is specifically approved at least annually by:

	(a) the Trustees or the vote of a majority of the Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the ICA); and

	(b) the affirmative vote of a majority of the Trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as Trust trustees), by votes cast in person at a meeting specifically called for such purpose.

12.	Termination.  This Agreement may be terminated at any
time without the payment of any penalty or prejudice to the completion of any transactions already initiated on behalf of the Portfolio, by vote of the Trustees or by vote of a majority of the Portfolio's outstanding voting securities, or by the Investment Manager, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement automatically terminates in the event of its "assignment," as such term is defined in the ICA.

13.	Liability of Investment Manager and Indemnification.
In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Investment Manager or any of its officers, directors or employees, it shall not be subject to liability to the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

14.	Liability of the Trustees and Shareholders.  A copy of
the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees as trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust. Federal and state laws impose responsibilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver of limitation of any rights which the Trust or the Investment Manager may have under applicable law.

15.  	Notices.  Any notices under this Agreement shall
be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice, it is agreed that the address of the Trust and the Investment Manager shall be One Corporate Drive, Shelton, Connecticut 06484.

16.  	Questions of Interpretation.  Any question of
interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the ICA, shall be resolved by reference to such term or provision of the ICA and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to the ICA. In addition, where the effect of a requirement of the ICA, reflected in any provision of this Agreement, is released by rules, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.


AMERICAN SKANDIA MASTER TRUST


Attest:                                By: _____________________________
                                           Gordon C. Boronow
____________________________________       Vice President



AMERICAN SKANDIA INVESTMENT
SERVICES, INCORPORATED


Attest:                                By: _____________________________
                                           John Birch
____________________________________       Senior Vice President & Chief
                                           Operating Officer

                  American Skandia Master Trust
                ASMT Wells Money Market Portfolio
                 Investment Management Agreement

                          EXHIBIT A

An annual rate of .50% of the average daily net assets of the Portfolio.

             *     *     *

Attached hereto is the Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Wells
Capital Management, Inc. with respect to the ASAF Money
Market Fund.

AMERICAN SKANDIA MASTER TRUST
SUB-ADVISORY AGREEMENT


THIS AGREEMENT is between American Skandia Investment
Services, Incorporated (the "Investment Manager") and Wells
Capital Management, Incorporated (the "Sub-Adviser").

W I T N E S S E T H

WHEREAS, American Skandia Master Trust (the "Trust") is a
Delaware business trust organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS, the Trust will serve, at least initially, as an investment vehicle for other parties, including other open-end investment companies (or series of such companies) registered under the ICA; and

WHEREAS, certain series of American Skandia Advisor Funds, Inc. (the "Feeder Fund"), an open-end management investment company established under the laws of the state of Maryland, currently invest all of their respective investable assets in corresponding portfolios of the Trust; and

WHEREAS, the Investment Manager and the Sub-Adviser each is an investment adviser registered under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Board of Trustees of the Trust (the "Trustees") have engaged the Investment Manager to act as investment manager for the ASMT Wells Money Market Portfolio (the "Portfolio"), one series of the Trust, under the terms of a management agreement, dated September 15, 2001, with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager, acting pursuant to the Management Agreement, wishes to engage the Sub-Adviser, and the Trustees have approved the engagement of the Sub-
Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.	Investment Services.  The Sub-Adviser will formulate
and implement a continuous investment program for the Portfolio conforming to the investment objective, investment policies and restrictions of the Portfolio as set forth in the Registration Statement of the Trust as in effect from time to time (the "Registration Statement"), the Agreement and Declaration of Trust and By-laws of the Trust, and any investment guidelines or other instructions received by the Sub-Adviser in writing from the Investment Manager from time to time. Any amendments to the foregoing documents will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof. The appropriate officers and employees of the Sub-Adviser will be available to consult with the Investment Manager, the Trust and Trustees at reasonable times and upon reasonable notice concerning the business of the Trust, including valuations of securities which are not registered for public sale, not traded on any securities market or otherwise may be deemed illiquid for purposes of the ICA; provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Portfolio's assets.

	Subject to the supervision and control of the Investment Manager, which in turn is subject to the supervision and control of the Trustees, the Sub-Adviser in its discretion will determine which issuers and securities will be purchased, held, sold or exchanged by the Portfolio or otherwise represented in the Portfolio's investment portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement, will place orders with and give instructions to brokers, dealers and others for all such transactions and cause such transactions to be executed. Custody of the Portfolio will be maintained by a custodian bank (the "Custodian") and the Investment Manager will authorize the Custodian to honor orders and instructions by employees of the Sub-Adviser designated by the Sub-Adviser to settle transactions in respect of the Portfolio. No assets may be withdrawn from the Portfolio other than for settlement of transactions on behalf of the Portfolio except upon the written authorization of appropriate officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

	The Sub-Adviser will not be responsible for the provision of administrative, bookkeeping or accounting services to the Portfolio except as specifically provided herein, as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment Manager, the Portfolio or the Portfolio's shareholders the information required to be provided by the Sub-Adviser hereunder. Any records maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

	In furnishing the services under this Agreement, the Sub-Adviser will comply with and use its best efforts to enable the Portfolio to conform to the requirements of: (i) the ICA and the regulations promulgated thereunder; (ii) Subchapter M of the Internal Revenue Code and the regulations promulgated thereunder; (iii) other applicable provisions of state or federal law; (iv) the Agreement and Declaration of Trust and By-laws of the Trust; (v) policies and determinations of the Trust and the Investment Manager provided to the Sub-Adviser in writing; (vi) the fundamental and non-fundamental investment policies and restrictions applicable to the Portfolio, as set out in the Registration Statement in effect, or as such investment policies and restrictions from time to time may be amended by the Portfolio's shareholders or the Trustees and communicated to the Sub-Adviser in writing; (vii) the Registration Statement; and (viii) investment guidelines or other instructions received in writing from the Investment Manager. Notwithstanding the foregoing, the Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions for which information from the Investment Manager or its authorized agents is required to enable the Sub-Adviser to monitor compliance with such limitations or restrictions unless such information is provided to the Sub-adviser in writing. The Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Portfolio.

	Nothing in this Agreement shall be implied to prevent the Investment Manager from engaging other sub-advisers to provide investment advice and other services to the Portfolio or to series or portfolios of the Trust for which the Sub-Adviser does not provide such services, or to prevent the Investment Manager from providing such services itself in relation to the Portfolio or such other series or portfolios.

	The Sub-Adviser shall not be responsible for the preparation or filing of any reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

2.	Investment Advisory Facilities.  The Sub-Adviser, at
its expense, will furnish all necessary investment facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.	Execution of Portfolio Transactions.  In connection
with the investment and reinvestment of the assets of the Portfolio, the Sub-Adviser is responsible for the selection of broker-dealers to execute purchase and sale transactions for the Portfolio in conformity with the policy regarding brokerage as set forth in the Registration Statement or as the Trustees may determine from time to time, as well as the negotiation of brokerage commission rates with such executing broker-dealers. Generally, the Sub-Adviser's primary consideration in placing Portfolio investment transactions with broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price.

	Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating brokerage commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Portfolio on a continuing basis. Subject to such policies and procedures as the Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for the Portfolio through broker-dealers (including, to the extent permissible under applicable law, broker-dealers affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to the Portfolio and other accounts as to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of the Portfolio to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on such allocations to the Investment Manager regularly as requested by the Investment Manager, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

	Subject to the foregoing provisions of this paragraph 3, the Sub-Adviser may also consider the sale of interests in the Portfolio, or may consider or follow recommendations of the Investment Manager that take such sales into account, as factors in the selection of broker-dealers to effect the Portfolio's investment transactions. Notwithstanding the above, nothing shall require the Sub-Adviser to use a broker-dealer which provides research services or to use a particular broker-dealer which the Investment Manager has recommended

4.	Reports by the Sub-Adviser.  The Sub-Adviser shall
furnish the Investment Manager monthly, quarterly and annual reports, as may reasonably be requested by the Investment Manager concerning the transactions, performance, and compliance of the Portfolio so that the Investment Manager may review such matters and discuss the management of the Portfolio. The Sub-Adviser shall permit the books and records maintained with respect to the Portfolio to be inspected and audited by the Trust, the Investment Manager or their respective agents at all reasonable times during normal business hours upon reasonable notice. The Sub-Adviser shall immediately notify both the Investment Manager and the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Investment Manager, the Portfolio or the Trust. The Sub-Adviser shall promptly notify the Investment Manager of (1) any changes in any information regarding the Sub-Adviser or the investment program for the Portfolio disclosed in the Registration Statement, or (2) any violation of any requirement, provision, policy or restriction that the Sub-Adviser is required to comply with under Section 1 of this Agreement.

5.	Compensation of the Sub-Adviser.   The amount of the
compensation to the Sub-Adviser is computed at an annual rate. The fee shall be payable monthly in arrears, based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

	In computing the fee to be paid to the Sub-Adviser, the net asset value of the Portfolio shall be valued as set forth in the Registration Statement. If this Agreement is terminated, the payment described herein shall be prorated to the date of termination.

	The Investment Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture.
The Sub-Adviser will pay its own expenses for the services to be provided pursuant to this Agreement and will not be obligated to pay any expenses of the Investment Manager, the Portfolio or the Trust. Except as otherwise specifically provided herein, the Investment Manager, the Portfolio and the Trust will not be obligated to pay any expenses of the Sub-Adviser.

6.	Delivery of Documents to the Sub-Adviser.  The
Investment Manager has furnished the Sub-Adviser with true, correct and complete copies of each of the following documents:

(a)	The Agreement and Declaration of Trust of the
Trust, as in effect on the date hereof;

(b)	The By-laws of the Trust, as in effect on the date
hereof;

(c)	The resolutions of the Trustees approving the
engagement of the Sub-Adviser as portfolio manager of the Portfolio and approving the form of this Agreement;

(d)	The resolutions of the Trustees selecting the
Investment Manager as investment manager to the Portfolio and approving the form of the Management
Agreement;

(e)	The Management Agreement;

(f)	The Code of Ethics of the Trust and of the
Investment Manager, as in effect on the date hereof; and

(g)	A list of companies the securities of which are
not to be bought or sold for the Portfolio.

	The Investment Manager will furnish the Sub-Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items (a) through (f) above will be provided within 30 days of the time such materials become available to the Investment Manager. Such amendments or supplements as to item (g) above will be provided not later than the end of the business day next following the date such amendments or supplements become known to the Investment Manager. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof. The Investment Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.	Delivery of Documents to the Investment Manager.  The
Sub-Adviser has furnished the Investment Manager with true, correct and complete copies of each of the following documents:

(a)	The Sub-Adviser's Form ADV as filed with the
Securities and Exchange Commission as of the date hereof;

(b)	The Sub-Adviser's most recent balance sheet;

(c)	Separate lists of persons who the Sub-Adviser
wishes to have authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio; and

(d)	The Code of Ethics of the Sub-Adviser, as in
effect on the date hereof.

	The Sub-Adviser will furnish the Investment Manager from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements will be provided within 30 days of the time such materials become available to the Sub-Adviser. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Investment Manager until the Investment Manager's receipt thereof. The Sub-Adviser will provide additional information as the Investment Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.	Confidential Treatment.  The parties hereto understand
that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Investment Manager, the Trust or such persons the Investment Manager may designate in connection with the Portfolio. The parties also understand that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which may not be bought or sold for the Portfolio, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Portfolio.

9.	Representations of the Parties.  Each party hereto
hereby further represents and warrants to the other that:
(i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; and
(ii) it will use its reasonable best efforts to maintain each such registration or license in effect at all times during the term of this Agreement; and (iii) it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

The Investment Manager further represents and warrants to the Sub-Adviser that (i) the appointment of the Sub-Adviser by the Investment Manager has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions contemplated hereby, and the transactions contemplated hereby are, in conformity with the ICA, the Trust's governing documents and other applicable laws.

10.	Liability.  In the absence of willful misfeasance, bad
faith, gross negligence or reckless disregard for its obligations hereunder, the Sub-Adviser shall not be liable to the Trust, the Portfolio, the Portfolio's shareholders or the Investment Manager for any act or omission resulting in any loss suffered by the Trust, the Portfolio, the Portfolio's shareholders or the Investment Manager in connection with any service to be provided herein. The Federal laws impose responsibilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust, the Portfolio or the Investment Manager may have under applicable law.

11.	Other Activities of the Sub-Adviser.  The Investment
Manager agrees that the Sub-Adviser and any of its partners or employees, and persons affiliated with the Sub-Adviser or with any such partner or employee, may render investment management or advisory services to other investors and institutions, and that such investors and institutions may own, purchase or sell, securities or other interests in property that are the same as, similar to, or different from those which are selected for purchase, holding or sale for the Portfolio. The Investment Manager further acknowledges that the Sub-Adviser shall be in all respects free to take action with respect to investments in securities or other interests in property that are the same as, similar to, or different from those selected for purchase, holding or sale for the Portfolio. The Investment Manager understands that the Sub-Adviser shall not favor or disfavor any of the Sub-Adviser's clients or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among the Sub-Adviser's clients over a period of time on a fair and equitable basis. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation (i) to purchase or sell, or recommend for purchase or sale, for the Portfolio any security which the Sub-Adviser, its partners, affiliates or employees may purchase or sell for the Sub-Adviser or such partner's, affiliate's or employee's own accounts or for the account of any other client of the Sub-Adviser, advisory or otherwise, or (ii) to abstain from the purchase or sale of any security for the Sub-Adviser's other clients, advisory or otherwise, which the Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.	Continuance and Termination.  This Agreement shall
remain in full force and effect for one year from the date hereof, and is renewable annually thereafter by specific approval of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio. Any such renewal shall be approved by the vote of a majority of the Trustees who are not interested persons under the ICA, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Investment Manager or the Sub-Adviser upon 60 days written notice, and will automatically terminate in the event of (i) its "assignment" by either party to this Agreement, as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange Commission by rule, regulation or order, or (ii) upon termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

13.	Notification.  The Sub-Adviser will notify the
Investment Manager within a reasonable time of any change in the personnel of the Sub-Adviser with responsibility for making investment decisions in relation to the Portfolio (the "Portfolio Manager(s)") or who have been authorized to give instructions to the Custodian. The Sub-adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Investment Manager, the Portfolio or the Trust to amend or supplement the Trust's or the Feeder Fund's prospectus to reflect a change in Portfolio Manager(s) or otherwise to comply with the ICA, the Securities Act of 1933, as amended (the "1933 Act") or any other applicable statute, law, rule or regulation, as a result of such change; provided, however, that the Sub-Adviser shall not be responsible for such costs and expenses where the change in Portfolio Manager(s) reflects the termination of employment of the Portfolio Manager(s) with the Sub-Adviser and its affiliates or is a result of a request by the Investment Manager or is due to other circumstances beyond the Sub-Adviser's control.

	Any notice, instruction or other communication required or contemplated by this Agreement shall be in writing. All such communications shall be addressed to the recipient at the address set forth below, provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:	American Skandia Investment Services,
Incorporated
			One Corporate Drive
			Shelton, Connecticut  06484
			Attention:  John Birch
			Senior Vice President & Chief Operating
Officer

Sub-Adviser.	Wells Capital Management, Inc.
		90 South 7th Street, 9th Floor
		Minneapolis, MN  55402
		Attention: David D. Sylvester, Executive Vice
President

Trust:			American Skandia Master Trust
			One Corporate Drive
			Shelton, Connecticut 06484
			Attention: Edward P. Macdonald, Esq.

14.	Indemnification.  The Sub-Adviser agrees to indemnify
and hold harmless the Investment Manager, any affiliated person within the meaning of Section 2(a)(3) of the ICA ("affiliated person") of the Investment Manager and each person, if any who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Manager or such affiliated person or controlling person of the Investment Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation, at common law or otherwise, arising out of the Sub-Adviser's responsibilities hereunder (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Sub-Adviser, any of the Sub-Adviser's employees or representatives or any affiliate of or any person acting on behalf of the Sub-Adviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-Adviser to the Investment Manager, the Portfolio, the Trust or any affiliated person of the Investment Manager, the Portfolio or the Trust or upon verbal information confirmed by the Sub-Adviser in writing, or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of the ICA; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Investment Manager or any affiliated person or controlling person of the Investment Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

	The Investment Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser and each controlling person of the Sub-Adviser, if any, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Sub-Adviser or such affiliated person or controlling person of the Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation, at common law or otherwise, arising out of the Investment Manager's responsibilities as investment manager of the Portfolio (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Investment Manager, any of the Investment Manager's employees or representatives or any affiliate of or any person acting on behalf of the Investment Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made other than in reliance upon and in conformity with written information furnished by the Sub-Adviser, or any affiliated person of the Sub-Adviser or other than upon verbal information confirmed by the Sub-Adviser in writing; provided, however, that in no case is the Investment Manager's indemnity in favor of the Sub-Adviser or any affiliated person or controlling person of the Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. It is agreed that the Investment Manager's indemnification obligations under this Section 14 will extend to expenses and costs (including reasonable attorneys fees) incurred by the Sub-Adviser as a result of any litigation brought by the Investment Manager alleging the Sub-Adviser's failure to perform its obligations and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.	Conflict of Laws.  The provisions of this Agreement
shall be subject to all applicable statutes, laws, rules and regulations, including, without limitation, the applicable provisions of the ICA and rules and regulations promulgated thereunder. To the extent that any provision contained herein conflicts with any such applicable provision of law or regulation, the latter shall control. The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the ICA. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.	Amendments, Waivers, etc.  Provisions of this Agreement
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement (including Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.	Governing State Law.  This Agreement is made under, and
shall be governed by and construed in accordance with, the laws of the State of Connecticut.

18.	Severability.  Each provision of this Agreement is
intended to be severable. If any provision of this Agreement is held to be illegal or made invalid by court decision, statute, rule or otherwise, such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is September 15, 2001.

FOR THE INVESTMENT MANAGER:		FOR THE SUB-ADVISER:

_____________________              ________________________
John Birch
Senior Vice President
and Chief Operating Officer

Date:____________________________   Date:__________________


Attest:__________________________   Attest:_________________

             American Skandia Master Trust
           ASMT Wells Money Market Portfolio
                Sub-advisory Agreement

                     EXHIBIT A

An annual rate equal to the following percentages of the combined average daily net assets of the Portfolio and the series of American Skandia Trust that is managed by the Sub-Adviser and is similar to the Portfolio: .07% of the portion of the combined average daily net assets not in excess of $500 million; plus .05% of the portion over $500 million but not in excess of $1.5 billion; plus .04% of the portion in excess of $1.5 billion.

      *     *     *

Attached hereto is the Amendment to the Sub-advisory
Agreement between the American Skandia Investment Services,
Incorporated and Wells Capital Management, Inc. with respect to the ASAF Money Market Fund.

AMENDMENT TO AMERICAN SKANDIA MASTER TRUST
SUB-ADVISORY AGREEMENT


THIS AMENDMENT amends the Sub-Advisory Agreement between
American Skandia Investment Services, Incorporated (the
"Investment Manager") and Wells Capital Management
Incorporated (the "Sub-Adviser"), dated September 15, 2001.

W I T N E S S E T H

WHEREAS, American Skandia Master Trust (the "Trust") is a
Delaware business trust organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS, certain series of American Skandia Advisor Funds, Inc. (the "Feeder Fund"), an open-end management investment company established under the laws of the state of Maryland, currently invest all of their respective investable assets in corresponding portfolios of the Trust; and

WHEREAS, the Board of Trustees of the Trust (the "Trustees") engaged the Investment Manager to act as investment manager for the ASMT Money Market Portfolio (the "Portfolio"), one series of the Trust, under the terms of a management agreement, dated September 15, 2001, with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager, acting pursuant to the Management Agreement, has engaged the Sub-Adviser, and the Trustees have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services as described in the Management Agreement; and

WHEREAS, the Investment Manager has delayed the effective date of the Management Agreement from September 15, 2001 to September 22, 2001 and wishes to delay the effective date of the Sub-Advisory Agreement with the Sub-Adviser.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:


1.	Postponement of Investment Services.  Each party hereby
agrees that the effective date of the Sub-Advisory Agreement will be postponed until September 22, 2001, and that investment services as described in the Sub-Advisory
Agreement will not begin on September 15, 2001, as described in the Sub-Advisory Agreement.

2.	Representations of the Parties.  Each party hereto
hereby continues to represent and warrant to the other that:
(i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; and
(ii) it will use its reasonable best efforts to maintain each such registration or license in effect at all times during the term of the Sub-Advisory Agreement; and (iii) it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iv) it is duly authorized to enter into the Sub-Advisory Agreement and to perform its obligations hereunder.

The Investment Manager further represents and warrants to the Sub-Adviser that (i) the appointment of the Sub-Adviser by the Investment Manager has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions contemplated hereby, and the transactions contemplated hereby are, in conformity with the ICA, the Trust's governing documents and other applicable laws.

3.	Conflict of Laws.  The provisions of this Amendment
shall be subject to all applicable statutes, laws, rules and regulations, including, without limitation, the applicable provisions of the ICA and rules and regulations promulgated thereunder. To the extent that any provision contained herein conflicts with any such applicable provision of law or regulation, the latter shall control. The terms and provisions of this Amendment shall be interpreted and defined in a manner consistent with the provisions and definitions of the ICA. If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Amendment shall continue in full force and effect and shall not be affected by such invalidity.

4.	Governing State Law.  This Amendment is made under, and
shall be governed by and construed in accordance with, the laws of the State of Connecticut.

5.	Severability.  Each provision of this Amendment is
intended to be severable. If any provision of this Agreement is held to be illegal or made invalid by court decision, statute, rule or otherwise, such illegality or invalidity will not affect the validity or enforceability of the remainder of this Amendment.

The effective date of this Amendment is September 14, 2001.

FOR THE INVESTMENT MANAGER:       FOR THE SUB-ADVISER:

_______________________           ______________________
John Birch
Senior Vice President
and Chief Operating Officer

Date:____________________         Date:__________________


Attest:__________________         Attest:________________